FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

      This FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this "Amendment") is made and entered into this 7th day of October, 2005 by and between Galaxy Nutritional Foods, Inc., a Delaware corporation (the "Company"), and Frederick A. DeLuca, an individual ("Investor").

      WHEREAS, the Company and Investor previously entered into that certain Note and Warrant Purchase Agreement dated as of September 12, 2005 (the "Original Agreement"). Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Original Agreement.

      WHEREAS, subsequent to the Original Agreement, the Company entered into other Note and Warrant Purchase Agreements substantially similar to the Original Agreement (the "Other Purchase Agreements") and offered and sold notes and warrants substantially similar to the Note and Warrant issued pursuant to the Original Agreement (the "Other Notes" and "Other Warrants", respectively) to other accredited investors ("Other Investors") who made loans to the Company in an aggregate amount (including the Loan) of $2,400,000.

      WHEREAS, the Company and Investor desire to amend the Original Agreement to conform it to the Other Purchase Agreements, in accordance with the terms and conditions of this Amendment.

      NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agree as follows:

      Section 1. Recitals. Each of the parties hereto agree that the recitals set forth above are true and correct and are incorporated into the terms of this Amendment.

      Section 2. Amendment to the Original Agreement. Article II of the Original Agreement is hereby amended by adding the following new Sections 2.4 and 2.5:

      "Section 2.4 No Preferential Treatment. Until all of the Company's obligations hereunder are paid and performed in full, the Company shall not, without the prior consent of the Investor, (a) make any payment or other consideration with respect to any Other Note unless the Company makes the same payment or other consideration with respect to the Note, pro rata based on the relative principal amounts of the Note and Other Notes; or (b) amend or waive any provision of any Other Purchase Agreement, Other Note or Other Warrant that would (i) increase the interest rate of such Other Note, (ii) shorten the maturity date of such Other Note, (iii) provide for any payments of principal prior to maturity under such Other Note, or (iv) otherwise materially adversely affect the rights of the Investor hereunder or under the Note or Warrant.

      Section 2.5 Indebtedness Covenant.

            (a) Until all of the Company's obligations hereunder are paid and performed in full, the Company shall not, without the prior consent of the Investor, incur any Indebtedness other than (i) the obligations incurred hereby or pursuant to the Other Purchase Agreements not exceeding $2,400,000 in principal in the aggregate outstanding at any time, (ii) obligations to Textron Financial Corporation, or its successors or assigns, not exceeding $7,500,000 in principal in the aggregate outstanding at any time, (iii) obligations to Wachovia Bank, N.A., or its successors or assigns, not exceeding $11,000,000 in principal in the aggregate outstanding at any time, and (iv) any other indebtedness not otherwise permitted by this Section 2.5 not exceeding $5,000,000 in principal in the aggregate outstanding at any time.

            (b) As used herein, "Indebtedness" means any liability or obligation
(i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company, whether or not such obligation is assumed by the Company; provided, however, Indebtedness shall not be deemed to include (x) any liability or obligation as lessee under any operating leases, (y) any letters of credit or similar instruments issued to secured payment of rent under any operating leases, or (z) any payroll obligations. As used herein "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing)."

      Section 3. Further Assurances. Each party hereby agrees to execute and deliver any and all documents as may be reasonably requested by another party in order to carry out the terms of this Amendment and give effect thereto.

      Section 4. No Other Changes. The parties further agree that, except as specifically provided by this Amendment, no part of the Original Agreement is in any way altered, amended or changed. In the event of any inconsistency between the Original Agreement and this Amendment, the terms of this Amendment shall supersede and control to the extent of any such inconsistency.

      Section 5. Severability. If any of the provisions of this Amendment are held to be invalid, illegal or unenforceable in any respect or for any reason, the validity, legality and enforceability of any remaining provisions of this Amendment shall not be in any respect impaired. In lieu of each such unenforceable provision, there shall be added automatically as part of this Amendment a provision that is legal, valid and enforceable and is similar in terms of such unenforceable provisions as may be possible.

      Section 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signatures to this Amendment need not all be on a single copy of this Amendment, and may be facsimiles rather than originals, and shall be fully as effective as though all signatures were originals on the same copy.


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

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year written above.


                                       GALAXY NUTRITIONAL FOODS, INC.


                                       By: /s/ Michael E. Broll
                                           -------------------------------------
                                           Michael E. Broll
                                           Chief Executive Officer


                                           /s/ Frederick A. DeLuca
                                           -------------------------------------
                                           FREDERICK A. DELUCA


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